Exhibit 10.12

AMENDMENT NO. 2 TO

FORWARD PURCHASE AGREEMENT

This AMENDMENT NO. 2 to that certain FORWARD PURCHASE AGREEMENT (this “Amendment”) is made as of [●], 2021, by and between TPG Pace Tech Opportunities Corp., a Cayman Islands exempted limited company (the “Company”), and [●] (the “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Forward Purchase Agreement entered into as of September 23, 2020, which was amended by Amendment No. 1 thereto on October 6, 2020 (as amended, the “Forward Purchase Agreement”);

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Forward Purchase Agreement;

WHEREAS, the Company, TPG Pace Tech Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, TCV VIII (A) VT, Inc., a Delaware corporation, LCSOF XI VT, Inc., a Delaware corporation, TriplePoint Venture Growth BDC Corp., a Delaware corporation, [TPG Pace Blocker Merger Sub I Inc.], a Delaware corporation, [TPG Pace Blocker Merger Sub II Inc.], a Delaware corporation, [TPG Pace Blocker Merger Sub III Inc.], a Delaware corporation, and Live Learning Technologies LLC, d/b/a Nerdy, a limited liability company (“Nerdy”), and the other parties thereto, have entered into that certain Business Combination Agreement, dated as of January [●], 2021 (as it may be amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, the Company will acquire Nerdy on the terms and subject to the conditions set forth therein (the “Business Combination”);

WHEREAS, prior to the Business Combination and prior to the sale of the Forward Purchase Securities, on the terms and conditions set forth in the Business Combination Agreement, the Company shall domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Cayman Islands Companies Law (2020 Revision) (the “Domestication”) and in connection therewith, among other things, each Class A ordinary share, par value $0.0001 (“Class A Ordinary Share”), of the Company will convert into shares of Class A Common Stock (as defined below) on a one-for-one basis and (ii) each warrant to purchase a Class A Ordinary Share will convert into one warrant to purchase a share of Class A Common Stock;

WHEREAS, in connection with the Domestication, the Company shall file a certificate of incorporation with the state of Delaware that, among other things, authorizes the issuance of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), by the Company; and

WHEREAS, the parties hereto desire to amend the Forward Purchase Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The defined term “Class A Share” in the Forward Purchase Agreement shall be amended to mean Class A Ordinary Shares prior to the Domestication and shares of Class A Common Stock following the Domestication. As such, the Purchaser acknowledges and agrees that, following the Domestication, the Forward Purchase Shares to be purchased by the Purchaser shall consist of shares of Class A Common Stock and the warrants to be purchased by the Purchaser as part of the Forward Purchase Securities shall entitle the Purchaser to purchase shares of Class A Common Stock.

2. The defined term “Company” in the Forward Purchase Agreement shall be amended to mean TPG Pace Tech Opportunities Corp., a Cayman Islands exempted limited company, prior to the Domestication and the successor entity to TPG Pace Tech Opportunities to be formed as a corporation under the laws of the State of Delaware in connection with the Domestication.

3. Section 3(a) of the Forward Purchase Agreement shall be amended and restated as follows:

“(a) Organization and Corporate Power. As of September 23, 2020, the Issuer has been duly incorporated, is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. As of the Forward Closing, the Issuer shall be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. The Company has no subsidiaries other than subsidiaries that are to be acquired or formed in connection with the Business Combination.”

4. The Forward Purchase Agreement shall be amended to add the following as Section 7(a)(vi):

“On the closing date of the transactions contemplated by the Business Combination Agreement and immediately prior to the effective time thereof, the Company shall have caused the Domestication to become effective, including by (i) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, together with the Company’s Certificate of Incorporation, in each case, in accordance with applicable law, and (ii) completing and making and procuring all those filings required to be made with the Registrar of Companies in the Cayman Islands in connection with the Domestication.”

5. THIS AMENDMENT AND THE FORWARD PURCHASE AGREEMENT, AS AMENDED, COLLECTIVELY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES HERETO PERTAINING TO THE SUBJECT MATTER HEREOF.

6. This Amendment shall not constitute an amendment or waiver of any provision of the Forward Purchase Agreement not expressly referred to herein. The Forward Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby; provided, however, that if the Business Combination Agreement is terminated, this Amendment shall cease to have further force and effect and the terms of the Forward Purchase Agreement shall continue to apply without amendment.

7. The applicable provisions of Section 9 of the Forward Purchase Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

PURCHASER:

[●]

By:
Name:
Title:

TPG PACE TECH OPPORTUNITIES CORP.

By:
Name:
Title:

Signature Page to Amendment No. 2 to

Forward Purchase Agreement